SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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DDi Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the Annual Meeting of Stockholders for DDi Corp. (the “Company”). This Annual Meeting will be held at 8:00 a.m., Pacific Daylight Time, on May 8, 2007, at the corporate headquarters of the Company located at 1220 N. Simon Circle, Anaheim, California 92806, for the following purposes:

1.	To elect seven directors to the Company’s Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified;

2.	To act upon a proposal to approve an amendment to the DDi Corp. 2005 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 1,000,000;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before this Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has nominated Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams as the nominees for election to the Board of Directors.

The Board of Directors has fixed the close of business on March 26, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, or to submit a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

Kurt E. Scheuerman Corporate Secretary

Anaheim, California

April 16, 2007

DDi Corp.

1220 N. Simon Circle

Anaheim, California 92806

PROXY STATEMENT

The Board of Directors of DDi Corp. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 8, 2007, at the corporate headquarters of DDi Corp. located at 1220 N. Simon Circle, Anaheim, California 92806, at 8:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This proxy statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is April 16, 2007.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on March 26, 2007 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”).

Common Stock. At the Record Date, 22,593,035 shares of common stock, par value $0.001 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.

Series A Preferred. At the Record Date, 1,000,000 shares of Series A Preferred Stock, par value $0.001 per share (“Preferred Stock”), were outstanding. Each share of Series A Preferred entitles its record holder to 1/100 of a vote on all matters.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this proxy statement from us because you owned shares of Common Stock and/or Preferred Stock in the Company as of the Record Date. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Common Stock or Preferred Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Mellon Investor Services, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

You are being asked to vote on (a) the election of seven directors; (b) a proposal to approve an amendment to the DDi Corp. 2005 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,000,000; and (c) the ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint Mikel H. Williams and Kurt E. Scheuerman as your representatives at the Annual Meeting. (When we refer to the “named proxies,” we are referring to Messrs. Williams and Scheuerman.) This way, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

•	FOR the Board’s director nominees;

•	FOR the proposal to approve an amendment to the DDi Corp. 2005 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,000,000; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

How do I vote my shares?

Record holders may vote in person at the Annual Meeting, by using the proxy card or by telephone or by the Internet.

Persons who beneficially own stock held:

•

by a bank or broker and who have the power to vote or to direct the voting of the shares can vote using the proxy or the voting information form provided by the bank or broker and, if made available by the bank or broker, telephone and/or Internet voting;

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Persons who beneficially own stock can vote at the Annual Meeting provided that they obtain a “legal proxy” from the person or entity holding the stock for him, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its legal rights as a record holder (which, in turn, have been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.

Set forth below are the various mean – Internet, phone and mail – for voting without attending the Annual Meeting.

You may submit your proxy on the Internet. Stockholders of record and most beneficial owners of Common Stock and Preferred Stock may vote via the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by phone. Stockholders of record and most beneficial owners of Common Stock and Preferred Stock may vote by phone. Instructions for doing so are provided along with your proxy card or voting instructions. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by mail. Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, Internet or mail) in which you originally voted by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, Internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	submitting a proxy by telephone or on the Internet (which may not be available to some beneficial holders); your latest telephone or Internet proxy will be counted;

•	signing and delivering a proxy card with a later date; or

•	voting at the Annual Meeting. (If you hold shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the Annual Meeting.)

If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, telephone (714) 688-7200. If your shares are held by a broker, bank or trustee, you may obtain a new voting instruction by contacting your broker, bank or trustee. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instructions will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

How will my shares be voted?

All proxies received and not revoked will be voted as directed. If you return a signed proxy card but do not mark your choices, your shares will be voted “FOR” all of the following: (a) the election of the Board of Directors’ nominees for directors; (b) a proposal to approve an amendment to the DDi Corp. 2005 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,000,000; and (c) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

How many shares must be present to hold the meeting?

Shares of Common Stock and Preferred Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Annual Meeting or has properly submitted and not revoked a proxy. A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the Company’s outstanding shares of Common Stock and Preferred Stock entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum for the Annual Meeting. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

How many votes must the director nominees receive to be elected?

Directors are elected by a plurality, and the seven nominees who receive the highest number of “FOR” votes will be elected. There is no cumulative voting for the Company’s directors. A properly executed proxy withholding authority to vote for one or more nominees with respect to the election of directors will not be voted for the director(s) from whom authority to vote is withheld. However, the shares represented will be counted for purposes of determining whether there is a quorum. Withheld votes and broker non-votes, if applicable, will not be taken into account in determining the outcome of the election of directors.

What happens if a nominee is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or they may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

How many votes must Proposals 2 and 3 receive in order to pass?

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposals 2 and 3, voting together as a single class, is required for the adoption of Proposals 2 and 3. Abstentions and broker non-votes will have no effect on the voting with respect to Proposals 2 or 3.

What are broker non-votes?

As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the Internet or phone or return the enclosed voting instruction form), the absence of instructions may cause a “broker non-vote” on the matters for which you do not provide instructions. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter.

When there is a broker non-vote, the stockholder grants a limited proxy that does not empower the holder to vote on certain types of proposals.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers, employees and consultants of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock or Preferred Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors for the Annual Meeting. The Bylaws of the Company (the “Bylaws”) set forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company by no later than March 11, 2007. The Company did not receive any director nominations for the Annual Meeting under the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Annual Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw.

Stockholder Proposals for the Annual Meeting. The Bylaws set forth certain procedures relating to the procedures for properly bringing business before a meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by no later than March 11, 2007. The Company did not receive any stockholder proposals for the Annual Meeting pursuant to the Stockholder Proposal Bylaw. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The Company has no knowledge or notice that any business other than as set forth in the Notice of Annual Meeting will be brought before the Annual Meeting. As to other matters that properly come before the Annual Meeting and are not on the proxy card, the named proxies will vote the shares of Common Stock and Preferred Stock for which they hold proxies in accordance with their best judgment.

For information related to the application of the Nomination Bylaw and the Stockholder Proposal Bylaw for the 2008 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2008 Annual Meeting.”

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. It also will be available Monday through Friday from April 27, 2007 through May 7, 2007, between the hours of 9 a.m. and 4 p.m., Pacific Daylight Time, at the offices of the Corporate Secretary, 1220 N. Simon Circle, Anaheim, California 92806. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007. You can read or print a copy of that report by going to the Company’s website, www.ddiglobal.com, and then choosing Investor Relations, SEC Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling us at (714) 688-7200, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information about the beneficial ownership of our Common Stock as of the Record Date by:

•	each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

•	each of our current directors and the director nominees;

•

our chief executive officer and the other officers named in the Summary Compensation Table set forth under the caption “Compensation of Executive Officers” (whom we refer to as the “Named Executive Officers”); and

•	all of our current directors and executive officers as a group.

The Company is not aware of any holder beneficially owning more than 5% of the voting power of our outstanding Preferred Stock. None of the Company’s officers or directors owns any shares of Preferred Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) based upon voting or investment power over the securities. Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares and percentages beneficially owned are based upon the number of shares of our Common Stock outstanding on the Record Date, together with options that are exercisable for such respective securities within 60 days of the Record Date for each stockholder. Shares of our Common Stock subject to options that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding for computing the respective percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

	Amount and Nature of Beneficial Ownership			Percent of Class
Name and Address of Beneficial Owner (1)	Number of Shares Owned	Right to Acquire	Total
Principal Stockholders:
Entities affiliated with Contrarian Capital Management, LLC (2) 411 West Putman Avenue, Suite 225 Greenwich, CT 06830	2,993,672	—	2,993,672	13.3%
Entities affiliated with Sankaty High Yield Asset Partners, L.P. (3) 111 Huntington Avenue Boston, Massachusetts 02199	1,854,063	—	1,854,063	8.2%
Entities Affiliated with Potomac Capital Management (4) 825 Third Avenue, 33rd Floor New York, New York 10022	1,504,437	—	1,504,437	6.7%
Entities affiliated with Riley Investment Management, LLC (5) 11100 Santa Monica Blvd. Suite 810 Los Angeles, CA 90025	1,335,812	—	1,335,812	5.9%
Entities affiliated with QVT Financial LLC (6) 1177 Avenue of the Americas, 9th Floor New York, New York 10036	1,271,225	—	1,271,225	5.6%
Entities affiliated with Greywolf Capital Partners II (7) Greywolf Capital Overseas Fund 411 West Putnam Avenue, Suite 265 Greenwich, CT 06830	1,177,275	—	1,177,275	5.2%

	Amount and Nature of Beneficial Ownership			Percent of Class
Name and Address of Beneficial Owner (1)	Number of Shares Owned	Right to Acquire	Total
Named Executive Officers, Directors and Director Nominee:
Mikel H. Williams	—	185,809	185,809	*
Bradley A. Tesch	—	—	—	*
Michael R. Mathews	—	10,000	10,000	*
Michael K. Sheehy	—	—	—	*
Sally L. Goff	—	13,333	13,333	*
Robert J. Amman	5,291	41,428	46,719	*
Robert M. Guezuraga	2,900	41,428	44,328	*
Jay B. Hunt	4,828	41,428	46,256	*
Andrew E. Lietz	6,614	41,428	48,042	*
Bryant R. Riley (5)	1,335,812	—	1,335,812	5.9%
Steven C. Schlepp	25,000	27,142	52,142	*
Carl R. Vertuca, Jr.	1,328	41,428	42,756	*
All Directors and Executive Officers as a group (9 persons)	45,961	443,424	489,385	2.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806.

(2)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 14, 2007. Represents shares of Common Stock held by Contrarian Capital Management, L.L.C. and Contrarian Equity Fund, L.P. Contrarian Capital Management, LLC is the investment manager for Contrarian Equity Fund, LP.

(3)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 14, 2007. Represents shares of Common Stock held by Sankaty High Yield Asset Partners, L.P. (“Sankaty I”), Sankaty High Yield Partners II, L.P. (“Sankaty II”), Sankaty High Yield Partners III, L.P. (“Sankaty III”), Sankaty Credit Opportunities, L.P. (“SCO”), and Prospect Harbor Credit Partners, L.P. (“PH”). Sankaty High Yield Asset Investors, LLC (“Sankaty HIYA”), a Delaware limited liability company, is the general partner of Sankaty I. Sankaty Investors, LLC (“Sankaty Investors”), a Delaware limited liability company, is the managing member of Sankaty HIYA. Sankaty High Yield Asset Investors II, LLC (“Sankaty HIYA II”), a Delaware limited liability company, is the general partner of Sankaty II. Sankaty Investors II, LLC (“Sankaty Investors II”), a Delaware limited liability company, is the managing member of Sankaty HIYA II. Sankaty High Yield Asset Investors III, LLC (“Sankaty HIYA III”), a Delaware limited liability company, is the general partner of Sankaty III. Sankaty Investors III, LLC (“Sankaty Investors III”), a Delaware limited liability company, is the member of Sankaty HIYA III. Sankaty Credit Opportunities Investors LLC (“Sankaty Credit Investors”), a Delaware limited liability company, is the general partner of SCO. Sankaty Credit Member, LLC (“Sankaty Credit Member”) is the managing member of Sankaty Credit Investors. Prospect Harbor Investors LLC (“PHI”), a Delaware limited liability company is the general partner of PH. Sankaty Credit Member is the managing member of PHI. Mr. Jonathan S. Lavine is the managing member of each of Sankaty Investors, Sankaty Investors II, Sankaty Investors III and Sankaty Credit Member.

(Footnotes continued on the following page.)

(Footnotes continued from the preceding page.)

(4)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 16, 2007. Represents shares of Common Stock held by Potomac Capital Partners LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP. Potomac Capital Management LLC is the General Partner of Potomac Capital Partners LP. Potomac Capital Management Inc. is the Investment Manager of Potomac Capital International Ltd. and the Investment Manager of a managed account of Pleiades Investment Partners-R, LP. Paul J. Solit is the Managing Member of Potomac Capital Management LLC, the President and sole owner of Potomac Capital Management Inc., and a Director of Potomac Capital International Ltd.

(5)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on January 17, 2007. Represents shares of Common Stock held by Riley Investment Partners Master Fund, L.P. and shares of Common Stock owned by an investment advisory client of Riley Investment Management LLC. Because Riley Investment Management LLC has sole voting and investment power over Riley Investment Partners Master Fund, L.P.’s security holdings and Bryant R. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions, each of Riley Investment Partners Master Fund, L.P., Riley Investment Management LLC, and Mr. Riley may be deemed to have beneficial ownership of the shares owned of record by Riley Investment Partners Master Fund, L.P. Although Mr. Riley controls Riley Investment Management LLC’s voting and investment decisions for its investment advisory clients, Mr. Riley disclaims beneficial ownership of these shares.

(6)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on February 13, 2007. Represents shares of Common Stock held by QVT Fund LP (the “Fund”) and by a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”). QVT Financial LP (“QVT Financial”) is the investment manager for the Fund and for the Separate Account. QVT Financial has the power to direct the vote and disposition of the Common Stock held by each of the Fund and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of the listed shares of Common Stock, consisting of the shares owned by the Fund and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund, may be deemed to beneficially own the same number of shares of Common Stock reported by the Fund. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of Common Stock beneficially owned by the Fund and the shares of Common Stock held in the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of Common Stock beneficially owned by the Fund, except to the extent of its pecuniary interest therein.

(7)	This beneficial ownership information is based on information contained in an amended Schedule 13G/A filed with the SEC on November 13, 2006. Represents shares of Common Stock held by Greywolf Capital Partners II LP (“Greywolf Capital Partners”) and Greywolf Capital Overseas Fund. Jonathan Savitz is the senior managing member of a limited liability company, which is the sole general partner of Greywolf Capital Partners. Mr. Savitz is also the managing member of a limited liability company, which is the general partner of the investment manager for Greywolf Capital Overseas Fund. This investment manager exercises investment discretion and control over the securities held by Greywolf Capital Overseas Fund. Accordingly, Mr. Savitz may be deemed to be the beneficial owner of the shares owned by Greywolf Capital Partners and the shares owned by Greywolf Capital Overseas Fund.

No director, officer, affiliate of the Company or record or beneficial owner of more than 5% of the Common Stock or the Preferred Stock, or any associate of such person, is a party adverse to the Company in any material pending legal proceeding or has a material interest adverse to the Company in any such proceeding.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has three equity compensation plans — the 2003 Management Equity Incentive Plan, the 2003 Directors Equity Incentive Plan and the 2005 Stock Incentive Plan. The following table sets forth information regarding the number of shares of our Common Stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2006.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders (1)	1,713,859	$6.70	500,448
Equity compensation plans not approved by security holders (2)	147,847	$28.34	—
Total	1,861,706	$8.42	500,448

(1)	Represents the maximum number of shares of our common stock that may be issued pursuant to outstanding options granted under and available for future grant under the 2003 Directors Equity Incentive Plan and the 2005 Stock Incentive Plan.

(2)	Represents the maximum number of shares of our common stock that may be issued pursuant to outstanding options granted under the 2003 Management Equity Incentive Plan, which was approved by the Bankruptcy Court in connection with the Company’s Modified First Amended Plan of Reorganization dated as of August 30, 2003.

ELECTION OF DIRECTORS

(Proposal 1)

Currently, the Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for seven directors. The Nomination and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of the following seven nominees, Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams, for election at the Annual Meeting to serve a one year term expiring at the annual meeting in 2008 and until their respective successors are elected and qualified. Directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class.

With the exception of Mr. Riley, each of the nominees presently serves as a director and has served continuously as a director of the Company since the date indicated in his biography below. Mr. Riley, who beneficially holds more than 5% of the Company’s Common Stock, submitted his name for consideration as a nominee for director of the Company. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

The Board of Directors unanimously recommends a vote for the election of Robert J. Amman, Jay B. Hunt, Andrew E. Lietz, Bryant R. Riley, Steven C. Schlepp, Carl R. Vertuca, Jr. and Mikel H. Williams as Directors. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the seven Director nominees listed above. The telephone and Internet voting procedures will include instructions on how to withhold your vote from any or all nominees.

Information About the Director Nominees

The following table sets forth information regarding the Director nominees, including age on the date of the Annual Meeting and business experience during the past five years.

Name	Age	Director Since	Principal Occupation and Other Information
Robert J. Amman	68	2003	Mr. Amman is currently an independent consultant. From 1999 to 2000, Mr. Amman served as President of Global TeleSystems, Inc. (“GTS”), a European broadband network services provider. From 2000 to 2002, Mr. Amman was Chairman and Chief Executive Officer of GTS. Mr. Amman was Chairman, President and Chief Executive Officer of John H. Harland Company, a printing firm, from 1995 to 1998. Previously, from 1994 to 1995, he served as Vice Chairman of First Financial Management Corporation. From 1988 to 1994, Mr. Amman served as President and Chief Executive Officer of Western Union Corporation.

Jay B. Hunt	67	2003	Mr. Hunt has served as Chairman of the Board of Directors of DDi Corp. since December 2003. Mr. Hunt is President of The Development Group, a business and financial advisory services firm, since 1993. From 1983 to 1987, he served as Chairman & Chief Executive Officer of FN Realty Services, a specialized financial services company. From 1988 to 1990, he was Executive Vice President, member of the Executive Committee and Director of FM Productions, an entertainment services firm. He is a member of the Board of Directors of Gentiae Clinical Research, Inc., a member of the Board of Advisors of Joie De Vivre Hospitality, an owner or manager of 30 hotels and restaurants, Chairman of the Board and a Director of the Ischemia Research & Education Foundation and a Director of the Indiana University Foundation.

Name	Age	Director Since	Principal Occupation and Other Information
Andrew E. Lietz	68	2003	Mr. Lietz currently serves as the Managing Director of Rye Capital Management, a private equity investment firm he founded in 2001. From 2000 until 2002, Mr. Lietz served as Executive Chairman of Clare Corporation, a manufacturer of integrated circuits. From 1995 until 2000, he served as President and Chief Executive Officer of Hadco Corporation, a global manufacturer of electronic interconnect products and services. Previously, Mr. Lietz served as Chief Operating Officer and Vice President of Hadco from 1991 to 1995, and served as director of Hadco from 1993 through 2000. Mr. Lietz serves as a director of Amphenol Corporation, a global manufacturer of electronic components for the industrial and military marketplace, and Safeguard Scientifics, Inc, an operating company focused on acquiring and developing technology companies. He also serves on the Board of Trustees for the University System of New Hampshire.

Bryant R. Riley	40	—	Mr. Riley has served as Chairman of B. Riley & Co., Inc., a Southern California based brokerage firm he founded, since January 1997. Mr. Riley has also been the managing member of Riley Investment Management since 2001. He currently serves as a director and Chairman of the Board of Alliance Semiconductor Corp. and as a director of Aldila, Inc. and Integrated Silicon Solutions, Inc.

Steven C. Schlepp	50	2005	Mr. Schlepp is president of Integrated Executive Services Corporation, a General Business and Private Equity Consulting Firm, since 2002. From 1996 to 2002, Mr. Schlepp served as President and Chief Executive Officer of Multilayer Technology Inc. (Multek), a provider of PCB and backpanel fabrication services. From 1990 until 1996, Mr. Schlepp served as President of Toppan West Incorporated, a wholly-owned subsidiary of Toppan Electronics Ltd.

Carl R. Vertuca, Jr.	60	2003	Mr. Vertuca is president of The Vertuca Group, a venture capital and real estate investment company since 2000. He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund. Since 1993, he served as executive vice president and a board member of The Dii Group, a publicly held contract manufacturing company, until it was acquired by Flextronics International for $2.3 billion in 2000. Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation.

Mikel H. Williams	50	2005	Mr. Williams has served as President and Chief Executive Officer of the Company since November 2005. From November 2004 to October 2005, Mr. Williams served as Senior Vice President and Chief Financial Officer of the Company. Before joining the Company, Mr. Williams served as the sole member of Constellation Management Group, LLC providing strategic, operational and financial/capital advisory consulting services to companies in the telecom, software and high-tech industries from May to November 2004; and as Chief Operating Officer of LNG Holdings, a European telecommunications company where he oversaw the restructuring and sale of the business from June 2002 to December 2003. Prior to that, from November 1996 to June 2001, Mr. Williams held the following executive positions with Global TeleSystems, Inc. and its subsidiaries, a leading telecommunications company providing data and internet services in Europe; Senior Vice President, Ebone Sales from December 2000 through June 2001; President, GTS Broadband Services from August 2000 through November 2000; President, GTS Wholesale Services from January 2000 through July 2000; and prior thereto, Vice President, Finance of Global TeleSystems, Inc. Mr. Williams began his career as a certified public accountant in the State of Maryland working as an auditor for Price Waterhouse.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

The Board of Directors manages the business of the Company. It establishes overall policies and standards for the Company and reviews the performance of management. The directors are kept informed of the Company’s operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

Committees and Meetings of the Board

The Board has established an Audit Committee, a Nomination and Corporate Governance Committee, a Compensation Committee and a Finance Committee. Each of the committees operates under a written charter adopted by the Board of Directors, which are available at http://www.ddiglobal.com. Copies of the committee charters may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-7200 or by writing to us at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Current committee membership and the number of meetings of the full board and each committee in 2006 are shown in the table below. Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the Fiscal Year. Each of the incumbent directors who were members of a committee attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the Fiscal Year.

	Board	Audit	Compensation	Nomination & Corporate Governance	Finance
Robert J. Amman	Member	Member		Member	Chair
Robert M. Guezuraga (1)	Member		Member
Jay B. Hunt	Chair	Member	Member
Andrew E. Lietz	Member		Member	Chair
Steven C. Schlepp	Member		Chair	Member
Carl R. Vertuca, Jr.	Member	Chair (2)		Member	Member
Mikel H. Williams	Member				Member
Number of 2006 Meetings	6	7	5	2	7

(1)	Mr. Guezuraga will retire from the Board of Directors as of May 8, 2007.

(2)	The Company’s Board of Directors has determined that Mr. Vertuca is an audit committee financial expert.

Audit Committee. The Audit Committee provides oversight of the (a) financial reporting process, the system of internal controls and the audit process of the Company and (b) the Company’s independent registered public accounting firm. The Audit Committee evaluates the performance of the independent registered public accounting firm, and makes decisions regarding the selection, retention and, where appropriate, the replacement of the independent registered public accounting firm. The Audit Committee also reviews with management and the Company’s independent registered public accounting firm the Company’s interim and year-end financial statements, and discusses with management and the independent registered public accounting firm any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K.

Compensation Committee. The responsibilities of the Compensation Committee include (a) assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans; (b) with the assistance of the other independent directors on the Board, recommending to the Board for determination the compensation, including incentive pay, of the chief executive officer; (c) approving the annual compensation of the other executive officers of the Company; and (d) administering the Company’s incentive compensation and stock based plans, including the Dynamic Details Senior Management Bonus Program and determining awards thereunder.

The Company’s Chief Executive Officer works with the Compensation Committee Chair and the Vice President, General Counsel and Corporate Secretary in establishing the agenda for the Committee and makes compensation recommendations for the executive officers (other than himself). The Compensation Committee meets in executive session while discussing the compensation of the Chief Executive Officer. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. The Compensation Committee has the authority under its charter to obtain advice and assistance from internal or external legal, accounting or other advisors. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate and may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Compensation Committee may delegate its powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers. Pursuant to this authority, the Committee granted to the Chief Executive Officer the authority to grant up to 418,571 stock options to non-officer employees of the Company. The Compensation Committee has the sole authority and resources to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer or other executive officer and has sole authority to approve the consultant’s fees and other retention terms. As discussed below under “Compensation Discussion and Analysis,” the Committee retained Mercer Human Resources Consulting LLC to assist the Committee in 2006.

Finance Committee. The responsibilities of the Finance Committee include evaluating and making recommendations to the Board regarding debt and equity financing transactions and other significant financial matters and transactions.

Nomination and Corporate Governance Committee. The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the development of the Company’s corporate governance guidelines.

Corporate Governance

The board of directors has established guidelines that it follows in matters of corporate governance. The following summary provides some highlights of those guidelines. A complete copy of the guidelines is available online at http://www.ddiglobal.com or in paper form upon request to the Company’s Corporate Secretary.

Code of Business Conduct and Ethics and Corporate Governance Guidelines. The Company is committed to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics, which is applicable to our directors, Chief Executive Officer, Chief Financial Officer and Controller as well as all of our other employees, is available at http://www.ddiglobal.com. Our Corporate Governance Guidelines can be found at http://www.ddiglobal.com. Copies of each of these documents may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-7200 or by writing to us at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Director Nomination Process. Nominations for directors submitted to the Nomination and Corporate Governance Committee by stockholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Nomination and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Nomination and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.

The Nomination and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending to the Board nominees to stand for election. Candidates may come to the attention of the Nomination and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nomination and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nomination and Corporate Governance Committee and approved by the Board, are included in the Company’s recommended slate of director nominees in its proxy statement.

The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend for the Nomination and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Director Independence. The Board of Directors has affirmatively determined that the following six members of the Board are independent as that term is defined by the NASDAQ Stock Market’s Marketplace Rules: Robert J. Amman, Robert M. Guezuraga, Jay B. Hunt, Andrew E. Lietz, Steven C. Schlepp and Carl R. Vertuca, Jr. The Board has also affirmatively determined that Bryant R. Riley, who is a director nominee for the Annual Meeting, is independent as that term is defined by the NASDAQ Stock Market’s Marketplace Rules. Mr. Williams, our Chief Executive Officer, is our only non-independent director. Each member of the Compensation Committee and the Nomination and Corporate Governance Committee is independent under NASDAQ’s rules. In addition, each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ Stock Market’s Marketplace Rules and as defined under the rules promulgated by the SEC. In making these independence determinations, the board considered various relationship categories including: whether the director is an employee, amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances. The Board has also determined that each member of our Compensation Committee is an “outside director” within the meaning of Rule 162(m) of the Internal Revenue Code and is a “non-management director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

Communications with the Board. You may send communications to the Company’s Board of Directors, to the non-management members of the Board or to an individual Board member by directing an e-mail to directors@ddiglobal.com or by sending a letter to DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to Directors.

Director Attendance at Annual Stockholder Meetings. Under the Company’s Corporate Governance Guidelines, the Company’s directors are expected to attend annual meetings of the Company’s stockholders. Six of the Company’s directors attended the Company’s annual meeting of stockholders in 2006.

Compensation of Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In 2006, we provided the following annual compensation to directors who are not employees:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Stock Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert J. Amman	$61,000	—	$333,732	—	$394,732
Robert M. Guezuraga	$36,000	—	$333,732	—	$369,732
Jay B. Hunt	$63,000	—	$333,732	—	$396,732
Andrew E. Lietz	$50,000	—	$333,732	—	$383,732
Steven C. Schlepp	$50,000	—	$333,732	—	$399,732
Carl R. Vertuca, Jr.	$66,000	—	$333,732	—	$383,732

(1)	Under the Company’s director’s compensation policy each of our current and future outside directors receive a $20,000 annual retainer, plus $2,000 per meeting attended in person or by telephone, or $1,000 for meetings attended by telephone that last less than 2 hours. The Chairman of the Board of Directors and the Chairman of the Audit Committee each receive an additional annual retainer of $15,000. In addition, each other committee chairman receives an additional annual retainer of $10,000. The non-chair members of committees receive a $5,000 annual committee member retainer for each committee on which they serve. All committee members also receive $1,000 per committee meeting attended.

(2)	Represents the full grant date fair value of the stock options awarded to each director during 2006, calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” See Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

Stock Options. Our Board of Directors grants stock options to non-employee directors from time to time. The following table includes certain information with respect to the value of all outstanding and unexercised options previously awarded to the Company’s non-employee directors as of the fiscal year ended December 31, 2006. At fiscal year end, the aggregate number of option awards outstanding for each director was as follows: Robert J. Amman 110,713; Robert M. Guezuraga 110,713; Jay B. Hunt 110,713; Andrew E. Lietz 110,713; Steven C. Schlepp 96,428; and Carl R. Vertuca, Jr. 110,713.

Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date
Name	Exercisable	Unexercisable
Robert J. Amman	— — 7,143 14,285	15,000 60,000 14,285 —	—	$ $ $ $	7.76 7.79 5.67 35.00	10/17/2016 5/10/2016 12/20/2015 12/19/2013
Robert M. Guezuraga	— — 7,143 14,285	15,000 60,000 14,285 —	—	$ $ $ $	7.76 7.79 5.67 35.00	10/17/2016 5/10/2016 12/20/2015 12/19/2013
Jay B. Hunt	— — 7,143 14,285	15,000 60,000 14,285 —	—	$ $ $ $	7.76 7.79 5.67 35.00	10/17/2016 5/10/2016 12/20/2015 12/19/2013
Andrew E. Lietz	— — 7,143 14,285	15,000 60,000 14,285 —	—	$ $ $ $	7.76 7.79 5.67 35.00	10/17/2016 5/10/2016 12/20/2015 12/19/2013
Steven C. Schlepp	— — 7,143	15,000 60,000 14,285	—	$ $ $	7.76 7.79 5.67	10/17/2016 5/10/2016 12/20/2015
Carl R. Vertuca, Jr.	— — 7,143 14,285	15,000 60,000 14,285 —	—	$ $ $ $	7.76 7.79 5.67 35.00	10/17/2016 5/10/2016 12/20/2015 12/19/2013

Acceleration of Stock Options for Robert M. Guezuraga. On March 8, 2007, Robert M. Guezuraga advised the Board of Directors that he will retire from the Board effective as of May 8, 2007, the date of the Annual Meeting. In recognition of Mr. Guezuraga’s long service to the Company, the Board approved an amendment, which will be effective upon Mr. Guezuraga’s retirement, to 96,428 stock options previously granted to Mr. Guezuraga under the Company’s 2005 Stock Incentive Plan, with exercise prices ranging from $5.67 to $7.79 per share, to accelerate the vesting and to extend the exercise period to one year following the effective date of his retirement.

APPROVAL OF AN AMENDMENT TO THE DDI CORP.

2005 STOCK INCENTIVE PLAN

(Proposal 2)

In 2005, the Board of Directors adopted, and the Company’s stockholders approved, the DDi Corp. 2005 Stock Incentive Plan (the “2005 Plan”). The Board of Directors has adopted, subject to stockholder approval, an amendment to the 2005 Plan to increase the number of shares of Common Stock that may be issued or transferred pursuant to awards granted thereunder by 1,000,000 shares (the “Share Amendment”). Below is a summary of the principal provisions of the 2005 Plan as amended by the Share Amendment (the “Amended Incentive Plan”) and its operation. A copy of the Amended Incentive Plan is set forth in full in Appendix A to this Proxy Statement, and the following description of the Amended Incentive Plan is qualified in its entirety by reference to Appendix A.

Background

The Board of Directors adopted the 2005 Plan as the preferred vehicle for making future awards of share-based incentive compensation to eligible employees, consultants and directors of the Company and its affiliates.

The 2005 Plan permits the granting of stock options (both incentive and nonqualified), share appreciation rights (“SARs”), restricted Common Stock, deferred share units and performance awards. Each of the Company’s executive officers, directors and nominees for election as a director is eligible to receive awards pursuant to the 2005 Plan. Currently, the maximum number of shares of its Common Stock that may be issued pursuant to awards under the 2005 Plan is 2,142,857 shares. As of the Record Date, options to purchase 1,917,743 shares of Common Stock have been awarded and not cancelled under the 2005 Plan (of which options to purchase 35,951 shares have been exercised and options to purchase 1,881,792 shares remain outstanding), leaving only 225,114 shares of Common Stock remaining to be issued or transferred pursuant to awards made under the 2005 Plan.

The Board of Directors continues to believe that such a compensatory award program is an important factor in attracting, retaining and motivating officers, other key employees, directors and consultants of the Company and its subsidiaries. In light of the number of employees of the Company and its subsidiaries, and the fact that the Company may in the future make acquisitions resulting in the hiring of additional employees, the Board of Directors has recognized the need for an additional number of shares of Common Stock which may be issued or transferred in connection with awards made under the 2005 Plan.

In view of the foregoing, the Board of Directors believes that it is appropriate to increase the number of shares of Common Stock which may be issued or transferred pursuant to the 2005 Plan in the form of an amendment to the 2005 Plan to be presented to the stockholders. Accordingly, the Board of Directors has adopted, subject to stockholder approval, the Share Amendment to the 2005 Plan, which amends Section 3 of the 2005 Plan to increase the number of shares of Common Stock that may be issued or transferred pursuant to awards granted under the Incentive Plan by 1,000,000 shares, from 2,142,857 to 3,142,857 shares of Common Stock.

If the Share Amendment is not approved by the stockholders at the Annual Meeting, the 2005 Plan will remain in effect; however, as stated above, only 225,114 shares of Common Stock remain available for grant as of the Record Date. If the Share Amendment is approved by the stockholders at the Annual Meeting, further dilution to the stockholders would occur upon the exercise of such future awards granted under the Amended Incentive Plan.

The Board of Directors believes that the 2005 Plan is an important factor in attracting, retaining and motivating employees, consultants and directors of the Company and its affiliates. The Board believes that the Company needs the flexibility both to have an increased reserve of Common Stock available for future equity-based awards.

Description of the Amended Incentive Plan

General. Directors, officers, employees and consultants of the Company and its affiliates may be granted a variety of awards under the Amended Incentive Plan including stock options, restricted stock, stock appreciation rights, deferred shares and performance awards, though only employees may receive stock options classified as “incentive stock options” (also known as “ISOs”). Seven directors and approximately 1,300 employees of the Company would be eligible to receive awards under the Amended Incentive Plan, if approved.

A maximum of 3,142,857 shares of Common Stock may be made the subject of awards under the Amended Incentive Plan, with no more than 1,071,429 shares being available for awards in a form other than stock options and stock appreciation rights. No person may be granted options or SARs with respect to more than 357,143 shares of Common Stock in any calendar year. The number of shares issuable under the Amended Incentive Plan and the limitations on awards may be adjusted in the event of certain changes in the capitalization of the Company.

The Amended Incentive Plan will be administered by a committee of at least three Directors (the “Committee”), each of whom will be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee will have authority, subject to the terms of the Amended Incentive Plan, to determine when and to whom to make grants under the plan, the type of award and the number of shares to be covered by the grants, the fair market value of shares, the terms of the grants, which includes the exercise price of the shares of Common Stock covered by options, any applicable vesting provisions, and conditions under which awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the Amended Incentive Plan and awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates.

Options. Options granted under the Amended Incentive Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs and Non-Qualified Options (“NQOs”); provided that ISO treatment is not available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).

SARs. A share appreciation right generally permits a participant who receives it to receive, upon exercise, shares equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs. The per share purchase price under each option or SAR granted shall be established by the Committee at the time the option or SAR is granted. However, the per share purchase price for options and SARs shall not be less than 100% of the fair market value (generally, the current price reflected in trading on the NASDAQ Global Market, which is our principal trading market) of a share of Common Stock on the date the option or SAR is granted. For a participant who owns more than 10% of our shares on the grant date of an ISO, the exercise price may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the award.

Exercise of Options and SARs. Each option or SAR granted pursuant to the Amended Incentive Plan shall be for such term as determined by the Committee; provided, however, that no option or SAR shall be exercisable sooner than one year nor more than ten years from the date it was granted (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares). To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares and cashless exercise under a program the Committee approves.

Subject to the terms of the agreement evidencing an option or SAR grant, the option may be exercised during the six-month period after the participant retires, during the one-year period after the participant’s termination of service due to death or permanent disability, and during the 90-day period after the participant’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder. All SARs are to be settled in shares of the Company’s stock and shall be counted in full against the number of shares available for award under the Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Deferred Share Units. Under the Amended Incentive Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain vesting requirements are met, and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted awards, the Amended Incentive Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interests in such awards becomes vested. The Amended Incentive Plan provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares.

Whenever shares are released pursuant to these awards, the participant will be entitled to receive additional shares that reflect any stock dividends that the Company’s stockholders received between the date of the award and issuance or release of the shares. Likewise, unless an award agreement provides otherwise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s stockholders until paid in cash when the shares to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.

Performance Awards. The Amended Incentive Plan authorizes the Committee to grant performance-based awards in the form of performance units that the Committee may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, performance awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, or any affiliate. Performance awards are payable in shares, cash, or some combination of the two; subject to an individual participant limit of $1.0 million and 357,143 shares per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year.

With respect to Performance Compensation Awards, the Amended Incentive Plan requires that the Committee specify in writing the performance period to which the award relates and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code section 162(m).

Under the Amended Incentive Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the Amended Incentive Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee for a select group of management or highly compensated employees.

Certain Corporate Transactions. The Committee may equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the Amended Incentive Plan but as to which no awards have yet been granted or that have been returned to the Amended Incentive Plan upon cancellation, forfeiture or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under the Amended Incentive Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. In any case, such substitution of securities will not require the consent of any person who is granted awards pursuant to the Amended Incentive Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type.

In addition, in the event or in anticipation of a Change in Control (as defined in the Amended Incentive Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any participant with respect to his or her outstanding awards (except to the extent an award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of awards for any period (and may provide for termination of unexercised options and SARs at the end of that period) so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares issued upon exercise of an award shall lapse as to the shares subject to such repurchase right; or (c) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

Notwithstanding the above, in the event a participant holding an award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the Amended Incentive Plan) by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of options and SARs), and any repurchase right applicable to any shares shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of the Amended Incentive Plan; Amendments or Termination. The Board of Directors of the Company has the power to terminate, amend, alter, suspend or discontinue the Amended Incentive Plan at any time. If the Board of Directors does not take action to earlier terminate the Amended Incentive Plan, it will terminate on May 24, 2015. Certain amendments may require the approval of the Company’s stockholders. No amendment, suspension, or termination of the Amended Incentive Plan shall materially and adversely affect awards that previously had been granted without the written consent of the holders of those options unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the participant and the Committee.

Notwithstanding the foregoing, the Committee may amend the Amended Incentive Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Federal Income Tax Consequences

The following is a general discussion of certain U.S. federal income tax consequences relating to awards granted under the Amended Incentive Plan. This discussion does not address all aspects of U.S. federal income taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of the existing laws, regulations and rulings which could be altered materially with enactment of any new tax legislation.

Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that participants recognize pursuant to awards (subject to the participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For participants, the expected U.S. tax consequences of awards are as follows:

NQOs. A participant will not recognize income at the time a NQO is granted. At the time a NQO is exercised, the participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares issued to the participant on the exercise date over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a NQO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. ISOs may only be granted to employees and must be exercised while employed or within 3 months of the termination of employment (except in cases of death or disability). A participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the participant upon exercise of an ISO (except when the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain or loss realized upon the subsequent disposition of the shares will be characterized as long-term capital gain or loss. If either of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights. A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any shares that the participant receives.

Restricted Shares, Restricted Share Units, Deferred Share Units, Performance Awards and Unrestricted Shares. In general, a participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units, or performance awards, unless the participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the fair market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to performance awards and awards of unrestricted shares.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements for non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or after the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form of distribution after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution on accounts of separation from service commence no earlier than six months after such officer’s separation from service.

Awards granted under the Amended Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a Change in Control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not performance-based within the meaning of Code section 162(m) in certain circumstances. The Amended Incentive Plan is designed to permit certain awards that qualify as performance-based compensation for this purpose.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has three equity compensation plans — the 2003 Management Equity Incentive Plan, the 2003 Directors Equity Incentive Plan and the 2005 Stock Incentive Plan. Information regarding the number of shares of our Common Stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2006 can be found on page 8 of this Proxy Statement under the caption “Securities Authorized for Issuance under Equity Compensation Plans.”

New Plan Benefits

If the Amended Incentive Plan is approved, the Committee will grant Awards under the Amended Incentive Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Amended Incentive Plan. The Committee has not granted any Awards that are contingent upon stockholder approval of the Amended Incentive Plan.

Registration of Shares

The Company has registered with the SEC on Form S-8 Registration Statements the shares of Common Stock currently issuable under the 2005 Plan. If the Share Amendment is approved by the stockholders, the Board intends to cause the additional shares of Common Stock that will become available for issuance under the Amended Incentive Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal, voting together as a single class, is required for approval of this proposal.

Board Recommendation

The Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” approval of the Amended Incentive Plan.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Proposal 3)

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further requested that the Board submit such selection for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. The Board believes that submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification is advisable as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm; however, the Audit Committee may retain PricewaterhouseCoopers LLP notwithstanding the failure of the stockholders to ratify the selection. If the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal, voting as a single class, will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Board Recommendation

The Board of Directors unanimously recommends a vote in favor of the ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Relationship of the Company with Independent Public Accountants

The following table sets forth the fees (excluding reimbursable out of pocket expenses) billed to us by PricewaterhouseCoopers LLP, our independent registered public accounting firm for each of the last two fiscal years.

	Fiscal Year
	2005	2006
Audit fees	$1,534,000	$1,298,000
Audit related fees	93,000	—
Tax fees	105,000	85,000
All other fees	3,000	3,000

Total	$1,735,000	$1,386,000

Audit fees. This category includes fees for the annual audit of our consolidated financial statements (a portion of which are incurred and paid in the following fiscal year), the review of financial statements included in our quarterly reports on Form 10-Q during the respective fiscal year, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements related to those fiscal years.

Audit-related fees. This category consists of fees for services related to security offerings and registration of employee and director options in fiscal 2005.

Tax fees. This category consists of tax services, including tax compliance, tax advice and tax planning incurred during the respective fiscal year.

All other fees. This category consists of licensing of accounting literature software.

The Audit Committee of our Board of Directors has established a practice that requires the Audit Committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent registered public accounting firm, PricewaterhouseCoopers LLP, in advance of such services being provided to us.

Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal independent registered public accounting firm. We are in compliance with these SEC rules.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2006 with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Submitted by the Audit Committee:

Robert J. Amman
Jay B. Hunt
Carl R. Vertuca, Jr. (Chairman)

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table (the “Named Executive Officers”).

Objectives of Compensation Program

The primary objective of the Company’s compensation program, including our executive compensation program, is to maintain a compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our stockholders. To that end, the Company’s compensation practices are intended to:

•	provide overall compensation (assuming that targeted levels of performance are achieved) that is at least in line with the median compensation of a peer group of technology companies;

•	tie total compensation to Company performance and individual performance in achieving financial and non-financial objectives; and

•	closely align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

Role of the Compensation Committee

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under the Company’s incentive bonus plan and other bonus awards (e.g., stock options) – of the Company’s executive officers and other members of the Company’s senior management team, including the Named Executive Officers. Independent board members who are not members of the Compensation Committee also participate in Committee deliberations regarding executive compensation. The Committee also oversees our employee benefit plans.

The Compensation Committee considers the recommendations from Mikel Williams, our Chief Executive Officer, in determining executive compensation. In making his recommendations, Mr. Williams receives input from our Human Resources Department and has access to various third party compensation surveys and compensation data of publicly-traded companies we obtain from SEC filings. This information is also available to the Compensation Committee. In 2006, as it has in the past, the Committee retained Mercer Human Resources Consulting, LLC as its compensation consultant, to provide data and counsel to assist the Committee. The Committee also has considered publicly available market and other data on executive compensation matters. The Compensation Committee reviews the compensation practices of other companies. To some extent, our compensation plan is based on the market and the companies we compete against for talent. The Committee uses the available data primarily to ensure that the executive compensation program as a whole is competitive.

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine the Chief Executive Officer’s compensation levels based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee considers corporate performance, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. For the other Named Executive Officers, the Committee receives a performance assessment and compensation recommendation from the CEO and also exercises its judgment based on the Board’s interactions with Named Executive Officer. As with the CEO, the performance evaluation of these executives is based on achievement of pre-agreed objectives by the executive, his or her contributions to the Company’s performance and other leadership accomplishments.

Components of Executive Compensation for 2006

The elements of the Company’s compensation program are base salaries, a short-term cash incentive award under the Company’s 2006 Bonus Program and long-term equity incentives in the form of stock options. Our compensation program is designed to balance our need to provide our executives with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries. There is no pre-established policy for allocating between either cash and non-cash or short-term or long-term compensation. Each Named Executive Officer’s current and prior compensation is considered in setting future compensation.

The Compensation Committee believes that the proportion of compensation at risk should increase as an employee’s level of responsibility increases. Total cash compensation is linked to both quantitative and qualitative expectations and key operational and strategic metrics. The Company makes cash incentive compensation available to all employees of the Company’s based upon the achievement of one or more of the following: (a) Company-wide financial performance; (b) facility-specific financial performance; and (c) exemplary individual performance (i.e., spot bonuses). Equity grants are a key element of the Company’s total compensation package. Equity grants are awarded to senior management and select employees who are key to the Company’s achievement of its long-term goals.

Base Salaries

Base salary is the guaranteed element of employees’ annual cash compensation. Base salaries are generally based on relative responsibility and are targeted to provide guaranteed cash compensation in line with median base salaries for similarly situated companies. The value of base salary reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our Named Executive Officers are reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas to determine increases. In setting base salaries for 2006, the Compensation Committee considered the following factors:

•	The Company’s overall financial condition;

•	Internal relativity, meaning the relative pay differences for different job levels;

•	Individual performance;

•	Peer group data specific to the executive’s position, where applicable; and

•	Consideration of the mix of overall compensation.

In 2006, of the Named Executive Officers, only Mr. Mathews’ base salary was increased by 37.5% to $275,000 per year. This increase was effective September 1, 2006, in connection with his promotion to Senior Vice President – Manufacturing Operations. In April 2007, the Compensation Committee increased the base salary of Sally L. Goff, the Company’s Chief Financial Officer by 25% to $250,000. The Compensation Committee approved both increases based upon the recommendation of Mr. Williams, the Chief Executive Officer, and an examination of market data for similarly situated executives.

Cash Incentive Bonuses

The Company believes that as an employee’s level of responsibility increases, a greater portion of the individual’s cash compensation should be variable and linked to both quantitative and qualitative expectations, including key operational and strategic metrics. To that end, the Company has established an annual cash bonus program in order to align employees’ goals with the Company’s strategic and tactical objectives for the current year.

For 2006, the Compensation Committee established the Dynamic Details, Incorporated Senior Management Bonus Program for the fiscal year ended December 31, 2006 (the “2006 Bonus Program”). Under the 2006 Bonus Program, bonus target amounts, expressed as a percentage of base salary, were established for participants at the beginning of the year. Bonus payouts for the year were then determined by (a) the achievement by the Company of certain financial goals set forth in the Company’s annual budget related to the Company’s EBITDA from the Company’s consolidated operations including the total amount of expense accrued for bonus payments awarded under the 2006 Bonus Program and certain other adjustments (“Net Adjusted EBITDA”); and (b) meeting annual personal objectives established for each participating employee. Satisfactory individual performance is a condition to payment. The 2006 Bonus Program also provided the Compensation Committee with discretion to grant additional discretionary bonuses to participants, including the Named Executive Officers, in the event that the Company achieved Net Adjusted EBIDTA of 120% or more of the Company’s target.

The Compensation Committee considered the following when establishing the awards for 2006:

•

Bonus Targets. Target bonuses are expressed as a percentage of the participant’s base salary earned during the plan year, and consist of two components – a corporate portion based on the achievement by the Company of its Net Adjusted EBITDA target for the plan year, and a personal portion based on the achievement by the participant of annual personal objectives during the year. Bonus targets, and the proportion of the incentive based of corporate and personal performance, were based on job responsibilities, internal relativity and peer group data. The Compensation Committee’s objective was to set bonus targets such that total annual cash compensation was within the broad middle range of peer group companies and a substantial portion of that compensation was linked to company performance. Consistent with the Company’s executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to Company performance in the 2006 Bonus Program. The schedule below shows the award guidelines for the 2006 awards for Named Executives Officers as a percentage of 2006 base salary:

Name	Target Bonus				Incentive Mix
	% of Salary		Dollars		Corporate	Personal
Mikel H. Williams	100%		$375,000		90%	10%
Sally L. Goff	30%		$45,000	(1)	50%	50%
Michael R. Mathews	36.4	% (2)	$65,833	(2)	50%	50%
Michael K. Sheehy	55.6%		$93,751	(3)	75%	25%
Bradley A. Tesch	50%		$103,125	(4)	80%	20%

(1)	Ms. Goff started with the Company on March 27, 2006, therefore the target bonus was prorated for the portion of the year she was employed by the Company.

(2)	Mr. Mathews’ target bonus was initially set at 30% of his base salary. The target bonus was increased to 36.4% of base salary effective September 1, 2006 in connection with his promotion to Senior Vice President – Manufacturing Operations. Mr. Mathews started with the Company on February 10, 2006; the target bonus was prorated for the portion of the year he was employed by the Company and the increase in the target percentage.

(3)	Mr. Sheehy started with the Company on March 27, 2006; the target bonus was prorated for the portion of the year he was employed by the Company.

(4)	Mr. Tesch resigned effective October 2, 2006, therefore the target bonus was prorated for the portion of the year he was employed by the Company.

•

Company performance measures. For all participants in the 2006 Bonus Program, including the executive officers, the Compensation Committee established the 2006 corporate performance measure based upon Net EBIDTA of $23,261,000, representing an 82% increase over the Company’s 2005 performance. The measure was determined in December 2005. The Compensation Committee believed that this performance measure would encourage employees to focus on improving both top-line sales and bottom-line earnings. Under the 2006 Bonus Program formula, payouts could range from zero to 200 % of target depending on the Company’s performance. The bonuses earned by the Named Executive Officers for 2006 related to corporate performance were 77.5 % of target bonuses as a result of achieving 85.1 % of the Net Adjusted EBITDA target for 2006.

•

Individual performance measures. For all participants in the 2006 Bonus Program, including the Named Executive Officers, a portion of incentive awards are based on achievement of personal performance objectives. The Company was required to achieve a minimum threshold of 50 % of Net Adjusted EBITDA performance before any payments are made on the personal objective incentives.

On February 26, 2007, the Compensation Committee of the Board of Directors of the Company adopted the Dynamic Details, Incorporated Senior Management Bonus Program for the fiscal year ending December 31, 2007 (the “2007 Bonus Program”). Selected employees, including all of the Company’s executive officers, are eligible to participate in the 2007 Bonus Program. Each participant in the 2007 Bonus Program has been assigned a target annual cash bonus. Participants may earn their bonuses based on (a) the achievement by the Company of its Net Adjusted EBITDA target for 2007; and (b)

meeting annual personal objectives established for each participating employee. Target bonuses for 2007 are generally in line with the percentages of base salary and the corporate-personal mixes that were in effect for 2006. The Compensation Committee increased the 2007 corporate performance target of Net EBIDTA to approximately $28 million. The Committee also modified the bonus payout schedule to increase the Net Adjusted EBITDA achievement thresholds for bonus percentage payouts. The following table shows the differences in the payout schedule for 2007 as compared to 2006:

2007 Senior Management Bonus Program		2006 Senior Management Bonus Program
Net Adjusted EBITDA %	% of Target EBITDA Bonus	Net Adjusted EBITDA %	% of Target EBITDA Bonus
< 70%	0%	< 70%	0%
≥ 70%, but < 75%	0.0%	≥ 70%, but < 75%	55.0%
≥ 75%, but < 80%	35.0%	≥ 75%, but < 80%	62.5%
≥ 80%, but < 85%	47.5%	≥ 80%, but < 85%	70.0%
≥ 85%, but < 90%	65.0%	≥ 85%, but < 90%	77.5%
≥ 90%, but < 95%	75.0%	≥ 90%, but < 95%	85.0%
≥ 95%, but < 100%	85.0%	≥ 95%, but < 100%	92.5%
≥ 100%, but <105%	100%	≥ 100%, but <105%	100%
≥ 105%, but <110%	115.0%	≥ 105%, but <110%	112.5%
≥ 110%, but <120%	125.0%	≥ 110%, but <120%	125.0%
≥ 120%	200%	≥ 120%	200%

The 2007 Bonus Program provides the Compensation Committee with discretion to grant additional discretionary bonuses to participants, including the Company’s executive officers, in the event that the Company achieves Net EBIDTA of 120% or more of the Company’s target. The schedule below shows the award guidelines for the 2007 awards for named executives who are currently employed with the Company:

Name	Target Bonus			Incentive Mix
	% of Salary	Dollars		Corporate	Personal
Mikel H. Williams	100%	$375,000		90%	10%
Sally L. Goff	30%	$75,000	(1)	50%	50%
Michael R. Mathews	36.4%	$100,000		50%	50%

(1)	Reflects bonus target after giving effect to an increase in Ms. Goff’s base salary to $250,000 in April 2007.

Long-Term Incentives

Long-term incentive awards are a key element of the Company’s total compensation package for individuals in significant positions of responsibility. Such awards will be made to senior management and select employees who are key to the Company’s achievement of its long-term goals. The size of awards for an individual recipient will depend upon (a) the level of responsibility of the recipient; (b) expected future contributions to the growth and development of the Company; (c) the value of past awards; and (d) how grants to the recipient and his/her overall compensation compares to that of other Company executives. The Company’s 2005 Stock Incentive Plan provides for a variety of long-term awards including stock options, restricted stock, restricted share units and performance awards. In 2006, the Compensation Committee used stock options exclusively as the means to provide the long-term component to the overall compensation package.

Stock Options

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The grant date is established when the Company’s Compensation Committee approves the grant and all key terms have been determined. The exercise price of stock option grants is set at fair market value on the date of grant, which is the closing price on the Nasdaq Stock Market. Under the stockholder-approved, 2005 Stock Incentive Plan, the Company may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding options except with the approval of the stockholders or except in the case of a stock split or other similar event. The Company does not grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price.

Because a financial gain from stock options is only possible after the price of the Common Stock has increased, the Company believes grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of Common Stock, which benefits all Company stockholders.

Stock options are generally granted at regularly-scheduled meetings of the Compensation Committee that coincide with the Company’s regular Board Meetings. On occasion, the Compensation Committee has granted options between regularly scheduled meetings to provide stock options to newly-hired executives and executives receiving a promotion. The Company is working to eliminate “off cycle” grants to the extent possible.

The Company does not backdate options or grant options retroactively. In addition, the Company does not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

In December 2005, the Compensation Committee awarded options to purchase 214,285 shares of Common Stock to the Company’s Chief Executive Officer. In addition, the Company awarded options to purchase 456,428 options to purchase shares of Common Stock to other members of management and key employees. A portion of these options were granted by Mr. Williams, the Company’s Chief Executive Officer, acting pursuant to delegated authority from the Compensation Committee to grant options to purchase up to 428,571 shares of Common Stock to non-officer employees of the Company.

During 2006, the Board, in consultation with Mercer Human Resources Consulting LLP, reviewed the equity compensation levels for the Chief Executive Officer and the non-employee directors and determined that it would be appropriate to increase the equity incentive levels for the Chief Executive Officer and the non-employee directors of the Company in order to provide a greater incentive to increase stockholder value. Accordingly, the Compensation Committee granted stock options awards to Mr. Williams in May and October 2006 and to the non-employee directors in May 2006.

The Compensation Committee approved an additional option grant to Mr. Mathews in October 2006 in connection with his promotion to Senior Vice President-Manufacturing Operations of the Company. The only other grants of stock options in 2006 were to newly-hired members of management and employees, including a grant to Ms. Goff, the Company’s Chief Financial Officer. The Company did not otherwise make a broad-based grant of stock options to existing employees in 2006.

At the regularly-scheduled meeting of the Compensation Committee in February 2007, the Compensation Committee granted options to purchase an aggregate of 352,000 shares of Common Stock to members of management and key employees, including two of the Named Executive Officers. These awards included grants of options to purchase 30,000 shares of Common Stock to each of Ms. Goff, the Company’s Chief Financial Officer, and Mr. Mathews, the Company’s Senior Vice President – Manufacturing Operations. No options were awarded to any other Named Executive Officers.

Perquisites and Other Benefits

The Company does not provide significant perquisites or personal benefits to executive officers, except that some of our employees, including all of the Named Executive Officers, receive car allowances. We provide car allowances in cases where the named executive typically travels for business and also for retention of senior executives. The costs associated with these benefits for Named Executive Officers are included in the Other Compensation column of the Summary Compensation Table, to the extent earned in 2006.

In 2006, the Compensation Committee approved relocation assistance to Mr. Mathews in connection with his promotion to Senior Vice President – Manufacturing Operations. The relocation assistance consists of transaction costs relating to the sale of his home in New Hampshire and the purchase of a new home in California, up to $3,000 per month for rent and living expenses for a temporary residence in California, physical relocation expenses, and a gross up of income taxes, to the extent the relocation benefits are taxable.

Employment and Severance Agreements

Each of the Named Executive Officers, as well as certain other key employees, is a party to an employment agreement with the Company. A description of the terms of the agreements with the Named Executive Officers can be found beginning on page 32 of this Proxy Statement under the caption “Employment Contracts and Termination of Employment and Change of Control Arrangements.” The principal purpose of the employment agreements is to protect the Company from certain business risks (e.g., threats from loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as certain severance benefits.

The employment agreements are intended to preserve employee morale and productivity and encourage retention. They are also intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment. Each of the employment agreements with the Named Executive Officers provide additional “double trigger” assurances following a “Change in Control (e.g., 100% payout only if their employment were terminated without cause or if they chose to terminate their employment with “Good Reason” within twelve months following a “Change of Control.”).

Employee Benefits

The Company offers employee benefits coverage in order to:

•	provide our workforce with a reasonable level of financial support in the event of illness or injury, and

•	enhance productivity and job satisfaction through programs that focus on work/life balance.

Benefits are available to all full time employees and executive officers of the Company, and include medical and dental coverage, disability insurance, life insurance and the Dynamic Details 401(k) Plan. All full time employees, including executive officers, are eligible to participate in these plans. The executive officers of the Company, including the Named Executive Officers, participate in these plans on the same basis as all other employees. The cost of employee benefits is partially borne by the employee, including each executive officer.

Financial Restatements

Our Compensation Committee does not have an established practice regarding the adjustment or recovery of awards or payment if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment previously made. The Compensation Committee will determine whether to seek recovery of incentive compensation in the event of a financial restatement or similar event based on the facts and circumstances surrounding a financial restatement or similar event, should one occur. Among the key factors that the Compensation Committee will consider is whether the executive officer engaged in fraud or willful misconduct that resulted in need for a restatement.

In addition, individual performance objectives for executive officers under our 2006 Bonus Program and 2007 Bonus Programs include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation programs is an important consideration in their design; however, it is not the sole consideration.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer, Chief Financial Officer and to each of the Named Executive Officers (the “Covered Employee”) to $1.0 million annually. Although the Company’s 2006 Bonus Program and 2007 Bonus Program have not been designed to provide for the deductibility of compensation to Covered Employees for the short-term compensation awards provided thereunder, the Company’s 2005 Stock Incentive Plan has been designed to provide for the deductibility of compensation to the Covered Employees for the long-term incentive awards under that Plan. Similar to the decisions made with respect to the 2006 and 2007 Bonus Programs, the Compensation Committee reserves the right to provide for compensation to Covered Employees that may not be deductible.

In the first quarter of 2006, the Company began expensing equity awards in accordance with FAS 123R. This results in significantly higher accounting expenses for our stock option awards.

Stock Ownership Requirements

The Board has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board or the executive officers of the Company. In 2007, the Board and the Compensation Committee plans to study the issue with a view towards implementing stock ownership guidelines.

Securities Trading Policy/Hedging Prohibition

Executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, review and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and proxy statement on Schedule 14A relating to the Annual Meeting.

Compensation Committee:

Robert M. Guezuraga
Jay B. Hunt
Andrew E. Lietz
Steven C. Schlepp (Chair)

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries. During 2006, no member of the Compensation Committee had a current or prior relationship that must be described under the SEC rules relating to disclosure of related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or our Compensation Committee.

Summary Compensation Table

The following table summarizes compensation of our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of 2006 and our former chief operations officer, for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of 2006 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Mikel H. Williams President & Chief Executive Officer	2006	375,000	—	—	1,559,860	299,063	(5)	6,000	(6)	2,239,923
Sally L. Goff (1) Chief Financial Officer	2006	153,846	—	—	188,507	39,938	(5)	4,500	(6)	386,791
Michael R. Mathews (2) Senior Vice President – Manufacturing Operations	2006	199,423	—	—	285,923	56,123	(5)	24,460	(7)	565,929
Michael K. Sheehy (3) Vice President – Sales	2006	173,077	—	—	235,633	—	(5)	4,109	(6)	412,819
Bradley A. Tesch (4) Former Chief Operations Officer	2006	207,308	—	—	—	81,263	(5)	27,613	(8)	316,184

(1)	Ms. Goff started with DDi on March 27, 2006, therefore amounts represent prorated salary (annual base of $200,000 for 2006), non-equity incentive plan compensation, and car allowance earned for 2006.

(2)	Mr. Mathews started with DDi on February 10, 2006 as VP Quality with an annual base salary of $200,000 and was then promoted to SVP Manufacturing Operations at an annual base salary to $275,000 effective September 1, 2006. Amounts represent prorated annual salary, non-equity incentive plan compensation, and car allowance earned for 2006.

(3)	Mr. Sheehy started with DDi on March 27, 2006. Amounts represent prorated annual salary (annual base of $225,000 for 2006), and car allowance earned for 2006. Mr. Sheehy resigned from the Company in January 2007.

(4)	Mr. Tesch resigned effective October 2, 2006 in connection with the sale of our assembly business, therefore amounts represent prorated salary (annual base of $275,000 for 2006), non-equity incentive plan compensation, and car allowance earned for 2006.

(5)	Amounts represent bonus payments earned for 2006 performance under the 2006 Senior Management Bonus Program, which were paid in March 2007. Mr. Sheehy resigned from the Company before the bonus payout date and was accordingly not entitled to a payout under the Program. In connection with a Separation Agreement that the Company entered into with Mr. Tesch in connection with his resignation, the Company agreed to pay Mr. Tesch a pro rata bonus under the Bonus Program.

(6)	Amounts represent car allowances at a rate of $500 per month.

(7)	Amount represents car allowance at a rate of $500 per month plus temporary housing expenses of $19,235 reimbursed to Mr. Mathews in 2006 in connection with his relocation from New Hampshire to California which were included as taxable wages on his 2006 W-2.

(8)	Amount represents car allowance at a rate of $500 per month plus accrued vacation paid out upon termination of $23,113.

Grants of Plan-Based Awards

The table below sets forth information on grants of options and stock awards to the Named Executive Officers in fiscal year 2006.

		Possible Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Option (2)	Exercise or Base Price of Option Awards ($/ share) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Williams	— 5/10/2006 10/17/2006	18,750	375,000	712,500	—	—	—	—	236,000 120,000	$ $	7.79 7.76
Ms. Goff	— 4/4/2006	18,750	75,000	112,500	—	—	—	—	40,000		$8.07
Mr. Mathews	— 2/28/2006 10/17/2006	25,000	100,000	150,000	—	—	—	—	30,000 38,095	$ $	7.44 7.76
Mr. Sheehy	4/4/2006	—		—	—	—	—	—	50,000		$8.07
Mr. Tesch	—	—		—	—	—	—	—	—		—

(1)	These columns show the range of payouts targeted for 2007 performance under the Dynamic Details 2007 Senior Management Bonus Program as described in the section titled “Cash Incentive Bonuses” in the Compensation Discussion and Analysis. Bonus payments for 2006 performance under the 2006 Senior Management Bonus Program are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Stock options within each grant vest incrementally at a rate of one-third per year, with full vesting at the end of three years.

(3)	Pursuant to the terms of the 2005 Stock Incentive Plan, the exercise price for stock options is determined based on the closing market price of the Company’s Common Stock on the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by the Named Executive Officers as of December 31, 2006. The table has been adjusted to reflect the Company’s one-for-seven reverse stock split on February 3, 2006.

Name	Option Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (2)			Option Expiration Date
	Exercisable (1)		Unexercisable (1)
Mr. Williams	35,714 71,428 — —	(3)	— 142,857 236,000 120,000	—	$ $ $ $	27.16 5.67 7.79 7.76		11/15/2014 12/20/2015 5/10/2016 10/17/2016
Ms. Goff	—		40,000	—		$8.07		4/4/2016
Mr. Mathews	— —		30,000 38,095	—	$ $	7.44 7.76		2/28/2016 10/17/2016
Mr. Sheehy	—		50,000	—		$8.07		4/4/2016
Mr. Tesch	2,851 2,851 21,429 19,048	(4) (4) (5)	— — — 38,095	—	$ $ $ $	35.00 40.25 17.71 5.67	(6) (6)	1/2/2007 1/2/2007 1/2/2007 10/2/2007

(Footnotes on the following page.)

(1)	Except as otherwise indicated, stock options within each grant vest incrementally at a rate of one-third per year, with full vesting at the end of three years.

(2)	Except as otherwise indicated, the exercise price for stock options is determined based on the closing market price of the Company’s Common Stock on the grant date.

(3)	These stock options initially vested at a rate of one-third per year, with full vesting at the end of three years. On December 7, 2005, the Compensation Committee and the Board of Directors of the Company approved the accelerated vesting of all unvested stock options with per share exercise prices greater than the current market price for the Company’s common stock granted under the Company’s 2003 Management Equity Incentive Plan (the “2003 Plan”) and 2003 Directors Equity Incentive Plan to current employees, officers and directors, so that each such option became fully vested.

(4)	Under the terms of the 2003 Plan, these options initially vested at a rate of one-third (33 1/3%) on December 12, 2003, one-third on June 12, 2005 and one-third on December 12, 2006. On December 7, 2005, the Compensation Committee and the Board of Directors of the Company approved the accelerated vesting of all unvested stock options with per share exercise prices greater than the current market price for the Company’s common stock granted under the 2003 Plan and the Company’s 2003 Directors Equity Incentive Plan to current employees, officers and directors, so that each such option became fully vested.

(5)	These stock options initially vested at a rate of one-third per year, with full vesting at the end of three years. The Company agreed to accelerate the vesting of the first installment of these options under the terms of the separation agreement entered into with Mr. Tesch in connection with his resignation effective October 2, 2006 in connection with the sale of the Company’s assembly business.

(6)	Exercise price was established under the terms of the 2003 Plan in connection the Company’s Modified First Amended Plan of Reorganization.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the Named Executive Officers in fiscal year 2006 and stock awards that vested or were paid in fiscal year 2006 to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Williams	—	—	—	—
Ms. Goff	—	—	—	—
Mr. Mathews	—	—	—	—
Mr. Sheehy	—	—	—	—
Mr. Tesch	4,909	$27,631	3,571	$27,818	(2)

(1)	The “value realized” is calculated by subtracting the exercise price from the market value of a share of Common Stock on the NASDAQ Global Market on the date of exercise.

(2)	Based on a closing share price of $7.79 on October 2, 2006, the last business day prior to the vesting date of the award.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company currently has employment agreements with the following Named Executive Officers: Mikel Williams, Sally L. Goff and Michael R. Mathews. Although there are some differences in benefit levels depending on the employee’s job level and seniority, the basic elements of the employment agreements are comparable for all named executive officers.

Base Salary. Each employment agreement establishes the base salary for the executive, which may be increased, but not decreased on an annual basis. The current base salaries for the Named Executive Officers are as follows: Mr. Williams — $375,000; Ms. Goff — $250,000; and Mr. Mathews — $275,000.

Covered terminations. Under the employment agreements, the executives are eligible for payments if their employment is terminated (a) involuntarily by the company without cause, or (b) for good reason by the employee, as defined in the respective employment agreement.

Severance period. The severance period varies depending on the executive’s position and level of responsibility. The severance period for Ms. Goff and Mr. Mathews is 12 months, while the severance period for Mr. Williams is 24 months.

Severance payment. Severance payments generally consist of base salary for the duration of the severance period, plus a pro rata portion of the then-current target cash bonuses for the year in which the termination occurs. In addition, the employment agreements provide for the payment of a pro rata bonus in the event an executive’s employment terminates due to death or disability.

Double trigger for Change of Control. The employment agreements with Mr. Williams and Ms. Goff provide additional “double trigger” assurances following a Change in Control. In such a situation, the executive officers would receive enhanced severance benefits in the form of a 100% payout of target bonuses for the severance period, but only if their employment were terminated without cause or if they chose to terminate their employment for “Good Reason” within twelve months following a Change of Control. Unlike “single trigger” plans that pay out immediately upon a change in control, the employment agreements require a “double trigger” – a Change in Control followed by a loss of employment within twelve months thereafter. This is consistent with the purpose of the program, which is to provide employees with a guaranteed level of financial protection upon loss of employment.

Benefit continuation. Basic employee benefits such as health insurance would be continued for the duration of the severance period.

Accelerated vesting of equity awards. Any unvested equity awards at the time of termination of employment that would have vested during the severance period become vested. In addition, all stock options awarded under the Company’s 2005 Stock Incentive Plan provide for the acceleration of all unvested stock options upon a Change in Control.

The following table sets forth the potential payments upon termination following a change of control, retirement, resignation or termination of the Named Executive Officers as of December 31, 2006, assuming the termination event had taken place on December 31, 2006. The amounts shown include amounts earned through December 31, 2006, other than pension benefits, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to re-negotiation at the time of actual termination. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay and distributions of plan balances under the Dynamic Details 401(k) plan. The Named Executive Officers are not entitled to any severance benefits upon involuntary termination for cause or voluntary termination without good reason.

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason Before Change in Control		Involuntary Termination without Cause or Voluntary Termination for Good Reason After Change in Control		Death or Disability
Mr. Williams (1) Cash Severance Bonus Payment Medical/Welfare Benefits Acceleration of Stock Options Total	$ $ $ $ $	750,000 375,000 40,000 218,571 1,383,571	$ $ $ $ $	750,000 375,000 40,000 218,571 1,383,571	$ $	— 375,000 — — 375,000
Ms. Goff (2) Cash Severance Bonus Medical/Welfare Benefits Acceleration of Stock Options Total	$ $ $	100,000 45,000 — — 145,000	$ $ $	100,000 45,000 — — 145,000	$ $	— 45,000 — — 45,000

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason Before Change in Control		Involuntary Termination without Cause or Voluntary Termination for Good Reason After Change in Control		Death or Disability
Mr. Mathews (3) Cash Severance Bonus Medical/Welfare Benefits Acceleration of Stock Options Total	$ $ $ $	275,000 65,833 20,000 — 360,833	$ $ $ $	275,000 65,833 20,000 — 360,833	$ $	— 65,833 — — 65,833
Mr. Sheehy (4) Cash Severance Bonus Medical/Welfare Benefits Acceleration of Stock Options Total	$ $	— 93,825 — — 93,825	$ $	— 93,825 — — 93,825	$ $	— 93,825 — — 93,825
Mr. Tesch (5) Cash Severance Bonus Medical/Welfare Benefits Acceleration of Stock Options Total		— — — — —		— — — — —		— — — — —

(1)	Amounts shown are based on the terms of Mr. Williams’ employment agreement in effect at December 31, 2006. Had the terms of the amended employment agreement the Company entered into with Mr. Williams in April 2007 been in effect at December 31, 2006, the potential payments listed in the table would have been the same, except that of the bonus payment payable upon termination following a change in control would be $750,000.

(2)	Amounts shown are based on Ms. Goff’s base salary and the terms of her offer letter in effect at December 31, 2006. The bonus payments shown reflect the maximum bonus payable to Ms. Goff under the 2006 Senior Management Bonus Program, prorated for the portion of 2006 that Ms. Goff was employed by the Company. Under the 2006 Senior Management Bonus Program, an employee was entitled to a pro rata bonus in the event of involuntary termination without cause, voluntary termination with good reason, or termination due to death or disability. Had the terms of the employment agreement the Company entered into with Ms. Goff in April 2007 been in effect at December 31, 2006, and assuming the payments were based on a full year of employment, the amounts payable upon involuntary termination without cause or voluntary termination for good reason (whether before or after a change in control) would be: Cash Severance – $250,000, Bonus Payment – $75,000, and Medical/Welfare Benefits – $7,000. In addition, based upon her new base salary of $250,000, Ms. Goff would be entitled to a maximum potential bonus payment of $75,000 upon termination due to death or disability.

(3)	Amounts shown are based on the terms of Mr. Mathews’ employment agreement in effect at December 31, 2006. The bonus payment shown is prorated for the portion of 2006 that Mr. Mathews was employed by the Company.

(4)	The Company did not enter into an employment or severance agreement with Mr. Sheehy. Amounts shown reflect the maximum bonus payable to Mr. Sheehy under the 2006 Senior Management Bonus Program, prorated for the portion of 2006 that Mr. Sheehy was employed by the Company. Mr. Sheehy resigned from the Company after December 31, 2006, but before the bonus payout date and was accordingly not entitled to a payout under the Program.

(5)	Mr. Tesch resigned from the Company effective October 2, 2006 in connection with the sale of the Company’s assembly business and was not employed by the Company at December 31, 2006. The Company paid Mr. Tesch a pro-rata bonus in the amount of $81,263 under the terms of the separation agreement entered into with Mr. Tesch in connection with his resignation.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Charter of the Audit Committee provides that such Committee shall review and approve all transactions in excess of $120,000 involving the Company and its subsidiaries and Related Persons (“Transactions”). Related Persons include the Company’s directors, director nominees and executive officers since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of the Company’s voting securities and members of their respective Immediate Family, as defined in the SEC’s rules.

The Company had no Related Persons Transactions in 2006.

We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with our Corporate Governance Guidelines, our Board reviews on an annual basis the relationships that each director has with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Following such annual review, only those Directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) will be considered independent directors, subject to additional qualifications prescribed under the listing standards of NASDAQ and under applicable law. As part of the annual review process, the Office of the Corporate Secretary distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers, reviews the responses to these questionnaires and reports the results to the Nominating and Governance Committee.

Our Code of Business Conduct and Ethics requires all employees to avoid any situation that involves conflict with their duty to, or with any interest of, the Company to avoid actual or apparent conflicts of interest in personnel and professional relationships.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of DDi Corp. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2006 or prior years, the Company’s officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements.

SUBMISSION OF STOCKHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS FOR THE 2008 ANNUAL MEETING

Nominations for Directors for the 2008 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or (b) any stockholder who (i) will be entitled to vote for the election of directors at the annual meeting and (ii) complies with the notice procedures set forth in the Nomination Bylaw. Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the date of the Company’s immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received at the Company’s principal executive offices at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

To be effective, the written notice must include: (a) as to each person, if any, whom the stockholder intends to nominate for election or reelection as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of stock of the Company which are beneficially owned by such person, and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice, (i) the name and address of the stockholder proposing such nomination, as they appear on the Company’s books, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder.

Under the Nomination Bylaw, in order to be timely for the 2008 Annual Meeting, a stockholder’s notice regarding a director nomination must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 7, 2008 and not later than March 9, 2008.

Stockholder Proposals for the 2008 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the date of the Company’s immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is not held within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. Under the Stockholder Proposal Bylaw, in order to be timely for the 2008 Annual Meeting, a stockholder’s notice regarding a proposal must be delivered to or mailed and received at the Company’s principal executive offices not earlier than February 7, 2008 and not later than March 9, 2008.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a stockholder proposal.

Stockholder Proposal for Inclusion in Proxy Statement for the 2008 Annual Meeting

If you want us to consider including a proposal in the Company’s proxy materials relating to the 2008 Annual Meeting in accordance with SEC Rule 14a-8, you must submit such proposal to the Company no later than December 18, 2007. If such proposal is in compliance with all of the requirements of Rule 14a-8, and not otherwise excludable under Rule 14a-8, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You should direct any such stockholder proposal to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

AVAILABILITY OF ANNUAL REPORT

You may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to the Company at the Company’s address set forth on the first page of this Proxy Statement, attention: Kurt E. Scheuerman, Corporate Secretary.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.ddiglobal.com) should provide their valid email addresses to our transfer agent, Mellon Investor Services LLC, at the agent’s website www.melloninvestor.com/isd. If you hold your Common Stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet. Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

If you enroll to view our future annual report and proxy statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.melloninvestor.com/isd and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Corporate Secretary, DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Kurt E. Scheuerman
Corporate Secretary

Anaheim, California

April 16, 2007

Appendix A

DDI CORP.

2005 STOCK INCENTIVE PLAN, AS AMENDED

1.	Establishment, Purpose, and Types of Awards

DDi Corp. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “DDi Corp. 2005 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees and directors of the Company and its Affiliates.

The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Deferred Share Units
Section 10	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Schedule A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 3,142,857 Shares, provided that the Company shall not issue more than 1,071,429 Shares pursuant to Awards in a form other than Options and SARs, and shall not make additional awards under the DDi Corp. 2003 Management Equity Incentive Plan. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares issued pursuant to Awards, provided that any Shares that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future ISO Awards.

4.	Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c) Limits on Awards. During any calendar year, no Participant may receive Options and SARs that relate to more than 357,143 Shares. The Committee will adjust this limitation pursuant to Section 13 below.

(d) Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the Exercise Price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.	Option Awards

(a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(e) Exercise of Option. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

7.	Share Appreciate Rights (SARs)

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. The exercise price of an SAR shall be subject to the special rules on pricing contained in Section 6(d) hereof.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement, but shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares. To the extent that an SAR is exercised, only the actual number of delivered Shares (if any) will be charged against the maximum number of Shares that may be delivered pursuant to Awards under this Plan. The number of Shares subject to the SAR and the related Option of the Participant will, however, be reduced by the number of underlying Shares as to which the exercise relates, unless the Award Agreement otherwise provides. All SARs are to be settled in shares of the Company’s stock and shall be counted in full against the number of shares available for award under the Plan, regardless of the number of exercise gain shares issued upon settlement of the SARs.

(e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying –

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.	Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant shall receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

(g) Deferral Elections. At any time within the thirty-day period (or other shorter or longer period that the Committee selects) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an Award of either Restricted Shares or Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above.

9.	Deferred Share Units

(a) Elections to Defer. The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who is first eligible to defer hereunder) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c) Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless –

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Administrator at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Crediting of Dividends. Whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine), and a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

(e) Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.	Performance Awards

(a) Performance Units. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Limitations on Awards. The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 357,143 Shares and $1,000,000 in cash. The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e) Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 9 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 10(a) or Section 10(b) above.

11.	Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Administrator shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Administrator permits second elections to defer in accordance with Section 409A(a)(4)(C). The Administrator shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12.	Non-Transferability of Awards

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan.

Except as expressly provided herein or in an Award Agreement, if the Company issues for consideration shares of stock of any class, or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not (without shareholder approval) cancel an outstanding option that is underwater for the purpose of reissuing the option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

20.	Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21.	Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.	No Shareholder Rights.

Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24.	No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

DDI CORP.

2005 STOCK INCENTIVE PLAN, AS AMENDED

Schedule A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (III)(B) below;

(II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by the affirmative vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Continuing Directors”);

(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which (A) the Company’s shareholders receive or retain voting common stock in the Company or the surviving or resulting corporation in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of the Company are or continue to be Continuing Directors following such transaction, or (B) the Company’s shareholders receive voting common stock in the corporation which becomes the public parent of the Company or its successor in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of such parent corporation are Continuing Directors immediately following such transaction;

(IV) the sale of any one or more Company subsidiaries, businesses or assets not in the ordinary course of business and pursuant to a shareholder approved plan for the complete liquidation or dissolution of the Company; or

(V) there is consummated any sale of assets, businesses or subsidiaries of the Company which, at the time of the consummation of the sale, (x) together represent 50% or more of the total book value of the Company’s assets on a consolidated basis or (y) generated 50% or more of the Company’s pre-tax income on a consolidated basis in either of the two fully completed fiscal years of the Company immediately preceding the year in which the Change in Control occurs; provided, however, that, in either case, any such sale shall not constitute a Change in Control if such sale constitutes a Rule 13e-3 transaction and at least 60% of the combined voting power of the voting securities of the purchasing entity are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of Rule 16b-3.

“Company” means DDi Corp., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant —

(I) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(II) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this DDi Corp. 2005 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 8 of the Plan.

PROXY	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

DDI CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDi Corp., a Delaware corporation (the “Company”), hereby appoints Mikel H. Williams and Kurt E. Scheuerman, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 8, 2007, and at any and all adjournments or postponements thereof (the “Meeting”), to vote all shares of the common stock and preferred stock of the Company held of record by the undersigned on March 26, 2007, which the undersigned would be entitled to vote if personally present at the Meeting, as indicated on the reverse side of this card, and to vote in their discretion on any other matters that may come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSALS 2 AND 3, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

To ensure timely receipt of your proxy and to help the Company reduce costs, you are encouraged to submit your proxy by Internet or by telephone: simply follow the instructions on the reverse side of this card.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

FOLD AND DETACH HERE

THE LISTED NOMINEES AND THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED AND “FOR” THE LISTED PROPOSALS.			Please mark here for Address Change or Comments.
☐

1. ELECTION OF DIRECTORS:	For All	Withhold All	For All Except as Indicated to the Contrary

Nominees for election to the Board of Directors: 01 Robert J. Amman 02 Jay B. Hunt 03 Andrew E. Lietz 04 Bryant R. Riley 05 Steven C. Schlepp 06 Carl R. Vertuca Jr. 07 Mikel H. Williams	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any Nominee(s), write the nominee’s name(s) on the space provided below.)

2. AMENDMENT TO STOCK INCENTIVE PLAN:	For	Against	Abstain

Proposal to approve an amendment to the DDi Corp. 2005 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 1,000,000.	☐	☐	☐
3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	For	Against	Abstain

Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

☐  I plan to attend the Meeting

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date:
Signature

Date:
Signature

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy submission is available through 11:59 PM Eastern Time the day prior to annual meeting day

Submission of your proxy by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.

Internet http://www.proxyvoting.com/ddic Use the Internet to submit your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials,

investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®

at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.